Exhibit 10.2

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into in this 14th day of January 2026 (“Effective Date”), by and between Cardiff Lexington Corporation, a Nevada corporation, its successors and assigns (the “Company”), and L&H, Inc., a Nevada corporation (the “Lender”).

RECITALS

WHEREAS, the Company is in need of capital for uplisting related expenses and the Lender has agreed to provide up to $80,000.00 of such capital according to the terms hereof; and

WHEREAS, the Lender and Company are entering into this Agreement to establish terms by which the Lender, in its sole discretion, may fund Loans, as set forth herein and therein the related Note, described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the Lender and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. LOANS; PROMISSORY NOTE. The Lender shall loan the Company up to $80,000 (the “Principal Amount”) with a 10% original issuance discount, in two (2) tranches of $40,000 each. The first tranche shall be funded upon the execution of this Agreement, and the second tranche shall be funded upon the future mutual agreement of the parties. Nothing herein shall obligate the Lender to fund the second tranche or make any other future loans to the Company. All sums advanced pursuant to this Agreement (each a “Loan”) shall be evidenced by a separate 12% convertible promissory note (the “Note”), in substantially the form set forth as Exhibit A hereto. The Note shall be convertible into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms contained in the Note. All covenants, conditions, and agreements contained herein are made a part of the Note, unless modified therein.

a. Unless stated otherwise in the Note, the Note will automatically mature five (5) years from the date the Note is made.

b. Interest on the Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months pursuant to the interest rates as defined in the Note, and shall be payable in arrears for on the first calendar day of each calendar quarter (each, an “Interest Date”) with the first Interest Date being March 1, 2026. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Lender, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares.

c. In the Event of a Default (as defined in the Note), the Note will bear simple interest at an annual rate of 18%, which shall become the new rate of interest on this Note.

2. WARRANTS. Upon the execution of this Agreement, the Company shall issue to the Lender a warrant in substantially the form annexed hereto as Exhibit B (the “Warrant”) to purchase an aggregate of 40,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $9.00 per share (the “Exercise Price”). The Warrant will have a term of three (3) years from its date of issuance. The Warrant may be exercised on a cashless basis; provided, however, that if the Warrant Shares are registered in an effective registration statement as set forth in Section 6, the Warrant shall be exercisable only on a cash basis for so long as such registration statement remains effective.

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3. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without any penalty. In the event of prepayment, the Lender shall retain the Warrants

4. ALLOWANCE FOR LEGAL FEE. There will be a $2,500 allowance for Lender’s legal fees paid by the Company and deducted from Lender’s first tranche.

5. COMMITMENT SHARES. Twenty thousand (20,000) restricted shares of Common Stock of the Company shall be delivered to Lender within 5 business days upon signing this Agreement.

6. REGISTRATION RIGHTS. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-1 in connection with an uplisting of the Company’s Common Stock to a national securities exchange, Form S-4, or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks as determined by the underwriter. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Company represents and warrants to Lender as follows:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

b. Non-Shell Status. The Company is not currently, and has not been within the three (3) years preceding the date hereof, a "shell company" as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, and the Warrants (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

d. Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e. Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Warrants and Note.

f. Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable.

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8. REPRESENTATIONS AND WARRANTIES BY LENDER. Lender, by the acceptance of this Note, represents and warrants to Company as follows:

a. Lender is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

b. Lender is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Lender has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Lender, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Lender, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

c. Lender acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

9. LIQUIDATED DAMAGES.

a. Upon receipt by the Company of a written request from Lender to convert any amount due under any Note or to exercise any portion of any Warrant, subject to any limitations on conversion or exercise contained in any Note and/or Warrant, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay to Lender in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, may be added to the principal under any Note. The Company agrees that the right to convert the Note or exercise its Warrants is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

b. The Company and Lender hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 9(a) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Lender, including the right to call a default under the Securities Purchase Agreement.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Lender reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Lender are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

10. [RESERVED]

11. EVENTS OF DEFAULT. An event of default will occur in the circumstances described in the Note and upon the occurrence of an event of default, the Lender shall have the remedies specified in the Note.

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12. [RESERVED]

13. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

Cardiff Lexington Corporation

3753 Howard Hughes Parkway

Suite 200

Las Vegas, NV 89169

Attn: Alex H. Cunningham – Chief Executive Officer

If to the Lender:

L&H, Inc.

10020 Mandarin Street

Parkland, FL 33076

Attn: Linwen Huang

14. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the making of any Loans hereunder. This Agreement will be binding upon and inure to the benefit of Company and Lender, their respective successors and assigns.

15. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, incorporated Note shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

16. BINDING EFFECT. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Lender may assign their rights hereunder without prior permission from the Company.

17. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

18. ATTORNEYS FEES. In the event the Lender hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney's fees, whether or not suit is instituted.

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19. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

20. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

21. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

22. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto enter into this Loan Agreement which is effective as of the date first written.

Company:	Lender:

CARDIFF LEXINGTON CORPORATION	L&H, INC.

By: /s/ Alex H. Cunningham	By: /s/ Linwen Huang
Name: Alex H. Cunningham	Name: Linwen Huang
Title: Chief Executive Officer	Title: President

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